Exhibit 10.2

AMENDMENT TO LETTER AGREEMENT

This Amendment (this “Amendment”), dated as of September 29, 2023, by and among Anzu Special Acquisition Corp I, a Delaware corporation (the “Company”), Anzu SPAC GP I LLC, a Delaware limited liability company (“Sponsor”) and each of the undersigned (each, an “Insider” and, collectively, the “Insiders”) is to that certain Letter Agreement, dated as of March 1, 2021 (the “Letter Agreement”), by and among the Company, the Sponsor and the Insiders. Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Letter Agreement.

RECITALS

WHEREAS, Section 12 of the Letter Agreement provides that the Letter Agreement may be amended only by an agreement in writing signed by the Sponsor and the Insiders; and

WHEREAS, each of the Sponsor and the Insiders desire to amend, and do hereby amend, the Letter Agreement as set forth in this Amendment.

NOW, THEREFORE, in consideration of the foregoing recitals, the agreements set forth in this Amendment, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Sponsor and the Insiders, intending to be legally bound, hereby agree as follows:

1.	Amendments to the Letter Agreement:

(a) Section 7(a) of the Letter Agreement is hereby amended and restated in its entirety as follows:

(a) The Sponsor and each Insider agree that it, he or she shall not Transfer (as defined below) any Founder Shares (or shares of Common Stock issuable upon conversion thereof) until the earlier of (A) six months after the completion of an initial Business Combination and (B) subsequent to the completion of an initial Business Combination, (x) if the closing price of the Common Stock equals or exceeds $10.50 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing after the Company’s initial Business Combination or (y) the date on which the Company completes a liquidation, merger, capital stock exchange, reorganization or other similar transaction that results in all of the Company’s stockholders having the right to exchange their shares of Common Stock for cash, securities or other property (the “Founder Shares Lock-up Period”).

2.	References to the Letter Agreement. After giving effect to this Amendment, unless the context otherwise requires, each reference in the Letter Agreement to “this Agreement,” “hereof,” “hereunder,” “herein,” or words of like import referring to the Letter Agreement shall refer to the Letter Agreement as amended by this Amendment. Except as specifically set forth above, the Letter Agreement shall remain unaltered and in full force and effect and the respective terms, conditions or covenants thereof are hereby in all respects ratified and confirmed. Upon the execution and delivery of this Amendment by the parties hereto, (a) this Amendment shall become immediately effective, and (b) this Amendment shall be incorporated in, and become a part of, the Letter Agreement as set forth herein for all purposes of the Letter Agreement.

3.	Other Miscellaneous Provisions. Sections 15 and 16 of the Letter Agreement shall apply to this Amendment as if set forth herein, mutatis mutandis.

[Signatures Follow]

lN WlTNESS WHEREOF, the parties have caused this Amendment to be duly executed as of the date first written above.

Sponsor:

ANZU SPAC GP I LLC

By:	/s/ Whitney Haring-Smith
	Name:	Whitney Haring-Smith
	Title:	Managing Member

Insiders:

/s/ Whitney Haring-Smith
Name: Whitney Haring-Smith

/s/ Priya Cherian Huskins
Name: Priya Cherian Huskins

/s/ Susan J. Kantor
Name: Susan J. Kantor

/s/ Diane L. Dewbrey
Name: Diane L. Dewbrey

/s/ Daniel J. Hirsch
Name: Daniel J. Hirsch